Amendment, dated July 8, 2008 (the “Amendment”) to the Grid Secured Promissory Note (the “Note”), dated April 24, 2008, by and between Bonds.com Group, Inc., (“Borrower”) and Valhalla Investment Partners (“Lender”). Any capitalized term used but not defined in this Amendment shall have the meaning given to such term in the Note.

WHEREAS, pursuant to the Note the Borrower is entitled to borrow from the Lender an amount not to exceed four hundred thousand dollars ($400,000) dollars.

WHEREAS, the Borrower and the Lender would like to amend the Note to increase the amount that can be borrowed under the Note from four hundred thousand dollars ($400,000) to six hundred thousand dollars ($600,000).

WHEREAS, pursuant to the Note, the Borrower granted the Lender a security interest in all amounts receivable by the Borrower in connection with or related to a jury award awarded to the Borrower against Kestrel Technologies, Inc. on or about April 1, 2008, not including certain attorneys’ fees as set forth further in the Note.

WHEREAS, the Borrower and Lender would like to amend the collateral given in the Note to remove the previous collateral and instead include a security interest in the domain name of the Borrower, “bonds.com”.

  NOW, THEREFORE, pursuant to Section 6(d) of the Note, the Lender agrees as follows:

1. Amendment to Section 2 of the Note. Effective as of the date hereof, the first sentence of Section 2 of the Note is deleted in its entirety and replaced with the following:

“The Loans in the aggregate shall not exceed six hundred thousand dollars ($600,000) dollars.”

2. Amendment to Section 5 of the Note. Effective as of the date hereof, Section 5 of the Note is deleted in its entirety and replaced with the following:

“SECURITY INTEREST.

A. The Lender hereby releases its security interest and any other right, title or interest Lender may have in all amounts receivable by the Borrower in connection with or related to a jury award of approximately $700,000 (inclusive of pre-trial interest) awarded to the Borrower against Kestrel Technologies, Inc. on or about April 1, 2008.

B. The Borrower hereby grants to the Lender a security interest in all of its right, title and interest in and to the domain name “bonds.com” (the “Collateral”). The Lender hereby acknowledges that the Borrower is granting a similar security interest in the Collateral to Christopher D. Moody pursuant to a substantially similar Note issued on or about the date hereof.”

3. No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Note, as amended, are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Note.

4. Conflicts in Terms. In the event of any conflict in terms between this Amendment and the Note, the terms and conditions of this Amendment shall prevail.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida (without giving effect to any conflicts of laws principles there under).

6. Descriptive Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

7. Counterparts. This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

8. Severability. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWER:

Bonds.com Group, Inc.

By:  /s/John J. Barry IV
Name: John J. Barry IV
Title: Chief Executive Officer and President

LENDER:

Valhalla Investment Partners

By:  /s/ Christopher D. Moody
Name: Christopher D. Moody
Title: Vice President and Treasurer